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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the incorporation by reference of our report dated February 5, 1999 in the Post-Effective Amendment No. 19 to the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of Security Municipal Bond Fund filed with the Securities and Exchange Commission under the Securities Act of 1933 (Registration No.
2-73223)  and  under  the  Investment  Company  Act of  1940  (Registration  No.
811-3225).

                                                               Ernst & Young LLP

Kansas City, Missouri
April 27, 1999